UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021 (November 22, 2021)

Franchise Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Innovation Court, Suite J

Delaware, Ohio 43015

(Address of Principal Executive Offices) (Zip Code)

(740) 363-2222

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FRG	Nasdaq Global Market

7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share	FRGAP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of W.S. Badcock

On November 22, 2021 (the “Closing Date”), Franchise Group Newco BHF, LLC, a Delaware limited liability company (“Purchaser”), which is a newly formed wholly-owned subsidiary of Franchise Group, Inc., a Delaware corporation (the “Company”), entered into and completed certain transactions (the “Closing”) contemplated by a Stock Purchase Agreement (the “Purchase Agreement”) with the holders of 100% of the issued and outstanding capital stock (collectively, the “Sellers”) of W.S. Badcock Corporation, a Florida corporation (“W.S. Badcock”), and William K. Pou, Jr., solely in his capacity as representative of the Sellers (the “Seller Representative”). Certain transaction beneficiaries have entered into a joinder to the Purchase Agreement for the purposes of agreeing to certain matters with respect to the obligations of certain of the Sellers under the Purchase Agreement.

Pursuant to the terms and provisions of the Purchase Agreement, on the Closing Date, Purchaser purchased from the Sellers 100% of the issued and outstanding capital stock of W.S. Badcock (the “Shares” and such transaction, the “Acquisition”) in exchange for the payment by Purchaser to the Sellers of an aggregate amount of $581,402,834 in cash, subject to certain customary adjustments set forth in the Purchase Agreement, including a working capital adjustment (subject to an upward and downward collar and cap) and transaction expenses (collectively, the “Purchase Price”). A portion of the Purchase Price was placed in escrow to fund payment obligations of the Sellers with respect to post-Closing Purchase Price adjustments and post-Closing indemnification obligations of the Sellers, and another portion of the Purchase Price was deposited into an account to reimburse the Seller Representative for any fees and expenses incurred by the Seller Representative in performing his duties under the Purchase Agreement as the representative of the Sellers.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type, including without limitation, representations and warranties by (a) W.S. Badcock and the Sellers, as applicable, regarding, among other things, (i) W.S. Badcock’s corporate organization and capitalization, (ii) the accuracy of W.S. Badcock’s financial statements provided to Purchaser, (iii) the absence of certain changes or events relating to W.S. Badcock since June 30, 2021, (iv) compliance with law and (v) title to their respective Shares and (b) Purchaser regarding, among other things, its corporate organization. Subject to the provisions of the Purchase Agreement, the Sellers have agreed to indemnify Purchaser and its affiliates for losses resulting from breaches of representations, warranties and covenants of the Sellers and W.S. Badcock in the Purchase Agreement and for certain other specified matters (including pre-Closing taxes). The Sellers’ indemnification obligations are subject to various limitations, including, among other things, a deductible, caps, and time limitations.

In connection with the Acquisition, Purchaser has obtained a customary buyer’s representation and warranty insurance policy (the “R&W Insurance Policy”) providing for up to $55,000,000 in coverage in the case of breaches of representations and warranties of the Sellers contained in the Purchase Agreement, subject to certain exclusions and an initial $4,360,521 retention, which drops down to $2,907,014 after 12 months following the Closing Date. Purchaser, on the one hand, and the Sellers, on the other hand, each bore one-half of the cost of obtaining the R&W Insurance Policy.

In consideration for their receipt of the Purchase Price, on the Closing Date, certain of the Sellers have each entered into a restrictive covenant agreement providing for certain customary restrictive covenants, including customary non-competition, non-solicitation, no hire, and non-disparagement covenants for a period of five (5) years following the Closing Date and customary confidentiality covenants.

The representations, warranties, covenants and agreements of each Seller, Purchaser and W.S. Badcock, as applicable, contained in the Purchase Agreement have been made solely for the benefit of Purchaser. In addition, such representations, warranties and covenants: (i) have been made only for purposes of the Purchase Agreement; (ii) have been qualified by disclosures made to Purchaser in the disclosure schedules delivered in connection with the Purchase Agreement; (iii) are subject to certain materiality or other customary qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors; and (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Sellers, Purchaser, W.S. Badcock, their respective subsidiaries or their respective businesses. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business, or operational information about the Purchaser or the Sellers.

Amendments to Company’s Existing Credit Agreements

First Amendment to First Lien Credit Agreement

On the Closing Date, the Company, Franchise Group Newco PSP, LLC, a Delaware limited liability company and a subsidiary of the Company (“Newco PSP”), Valor Acquisition, LLC, a Delaware limited liability company and an indirect subsidiary of the Company (“Valor”), and Franchise Group Newco Intermediate AF, LLC, a Delaware limited liability company and an indirect subsidiary of the Company (“FG Newco Intermediate AF” and, together with the Company, Newco PSP, and Valor, the “Borrowers”), and each of the Company’s other direct and indirect domestic subsidiaries (other than certain excluded subsidiaries) (collectively, the “FRG Guarantors”) entered into the First Amendment to First Lien Credit Agreement (the “First Lien Amendment”), which amends the First Lien Credit Agreement, dated as of March 10, 2021, by and among the Borrowers, the FRG Guarantors, and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent (in such capacity, the “Existing First Lien Agent”) (as amended, the “Existing First Lien Credit Agreement” and the loans outstanding thereunder, the “Existing First Lien Loans”). The First Lien Amendment amends the Existing First Lien Credit Agreement, among other things, to permit the Acquisition, allow for the incurrence of indebtedness under the Badcock Credit Agreements (as defined below) and amend certain negative covenants to limit the Company’s and certain of its subsidiaries’ ability to take certain actions for so long as the indebtedness under the Badcock Credit Agreements remains outstanding.

First Amendment to Second Lien Credit Agreement

On the Closing Date, the Borrowers and FRG Guarantors entered into the First Amendment to Second Lien Credit Agreement (the “Second Lien Amendment”), which amends the Second Lien Credit Agreement, dated as of March 10, 2021, by and among the Borrowers, the FRG Guarantors, and Alter Domus (US) LLC, as administrative agent and collateral agent (in such capacity, the “Existing Second Lien Agent” and together with the Existing First Lien Agent, the “Existing Agents”) (as amended, the “Existing Second Lien Credit Agreement” and the loans outstanding thereunder, the “Existing Second Lien Loans” and together with the Existing First Lien Loans, the “Existing Term Loans”). The Second Lien Amendment amends the Existing Second Lien Credit Agreement, among other things, to permit the Acquisition, allow for the incurrence of indebtedness under the Badcock Credit Agreements (as defined below) and amend certain negative covenants to limit the Company’s and certain of its subsidiaries’ ability to take certain actions for so long as the indebtedness under the Badcock Credit Agreements remains outstanding.

First Amendment to Third Amended and Restated Loan and Security Agreement (ABL)

On the Closing Date, the Company, Valor (together with its subsidiaries that are also borrowers, the “TVS Borrowers”), FG Newco Intermediate AF (together with its subsidiaries that are also borrowers, the “AFG Borrowers”) and Newco PSP (together with its subsidiaries that are also borrowers, the “PSP Borrowers” and, together with the Company, the TVS Borrowers and the AFG Borrowers, the “ABL Borrowers”) entered into the First Amendment (the “ABL Amendment” and together with the Second Lien Amendment and First Lien Amendment, the “Credit Agreement Amendments”) to the Third Amended and Restated Loan and Security Agreement (as amended, the “FRG ABL Revolver Agreement” and the senior secured revolving loan facility thereunder, the “ABL Revolver”) by and among the ABL Borrowers, the guarantors from time to time party thereto (together with the ABL Borrowers, the “ABL Loan Parties”), the lenders and issuing bank from time to time party thereto and JPMorgan Chase Bank, N.A., as agent (the “ABL Agent”). The ABL Amendment amends the FRG ABL Revolver Agreement to, among other things, permit the Acquisition, allow for the incurrence of indebtedness under the Badcock Credit Agreements, and amend certain negative covenants to limit the Company’s and certain of its subsidiaries’ ability to take certain actions for so long as the indebtedness under the Badcock Credit Agreements remains outstanding.

Joinders of Sylvan Learning Group

On the Closing Date, the Company caused certain of its direct and indirect subsidiaries acquired in the September 27, 2021 acquisition of Sylvan Learning to be joined as loan parties under each of the Existing First Lien Credit Agreement, the Existing Second Lien Credit Agreement, the FRG ABL Revolver Agreement, and the Badcock Credit Agreements.

Intercreditor Agreements

In connection with entry into the Badcock Credit Agreements (as defined below), the Borrowers, the ABL Borrowers, the FRG Guarantors, and the Badcock Guarantor (as defined below) have acknowledged, as applicable, (1) the Four Lien Intercreditor Agreement, by and among the Existing Agents and the Badcock Agents (as defined below), (the “Four Lien Intercreditor Agreement”), (2) the First Lien Pari Passu Intercreditor Agreement, by and among the Existing First Lien Agent and the First Lien Badcock Agent (as defined below) (the “First Lien Pari Passu Intercreditor Agreement”), (3) the Second Lien Pari Passu Intercreditor Agreement by and among the Existing Second Lien Agent and the Second Lien Badcock Agent (the “Second Lien Pari Passu Intercreditor Agreement”), (4) the Amended and Restated 1L/2L Intercreditor Agreement, by and among the Existing Agents and the Badcock Agents (the “Amended and Restated 1L/2L Intercreditor Agreement”), and (5) the Amended and Restated ABL Intercreditor Agreement by and among the ABL Agent, the Existing Agents, and the Badcock Agents (the “Amended and Restated ABL/Term Loan Intercreditor Agreement” and together with the Four Lien Intercreditor Agreement, the First Lien Pari Passu Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement, and the Amended and Restated 1L/2L Intercreditor Agreement, the “Intercreditor Agreements”).

The Intercreditor Agreements collectively set forth the relative priorities of the Existing Agents, the ABL Agent, and the Badcock Agents: (i) the Four Lien Intercreditor Agreement sets forth the relative priorities of the Existing Agents and the Badcock Agents with respect to the Badcock Collateral (as defined below), (ii) the First Lien Pari Passu Intercreditor Agreement sets forth the relative priorities of the Existing First Lien Agent and the First Lien Badcock Agent with respect to the Collateral pledged by the Borrowers and FRG Guarantors to secure the Existing First Lien Credit Agreement and First Lien Badcock Credit Agreement, (iii) the Second Lien Pari Passu Intercreditor Agreement sets forth the relative priorities of the Existing Second Lien Agent and the Second Lien Badcock Agent with respect to the Collateral pledged by the Borrowers and FRG Guarantors to secure the Existing Second Lien Credit Agreement and the Second Lien Badcock Credit Agreement, (iv) the Amended and Restated 1L/2L Intercreditor Agreement sets forth the relative priorities with respect to the Collateral pledged by the Borrowers and FRG Guarantors granted with respect to the Existing Term Loans and the Badcock Term Loans (as defined below), and (v) the Amended and Restated ABL/Term Loan Intercreditor Agreement sets forth the relative priorities of the security interests granted in the Collateral pledged with by the Borrowers and FRG Guarantors with respect to the ABL Revolver and those granted with respect to the Existing Term Loans and the Badcock Term Loans.

The foregoing descriptions are subject to, and qualified in their entirety by, the full texts of each of the First Lien Amendment, the Second Lien Amendment, the ABL Amendment, the Four Lien Intercreditor Agreement, the First Lien Pari Passu Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement, the Amended and Restated 1L/2L Intercreditor Agreement and the Amended and Restated ABL/Term Loan Intercreditor Agreement, each of which is incorporated herein by reference to Exhibits 10.1-10.8 to this Current Report on Form 8-K, respectively.

Entry into Badcock Credit Agreements

First Lien Badcock Credit Agreement and First Lien Badcock Term Loan

On the Closing Date, the Borrowers entered into a First Lien Credit Agreement (the “First Lien Badcock Credit Agreement”) with the various lenders from time to time party thereto (the “First Lien Badcock Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (“First Lien Badcock Agent”). The First Lien Badcock Credit Agreement provides for a $425.0 million senior secured term loan (the “First Lien Badcock Term Loan”), made by the First Lien Badcock Lenders to one or more of the Borrowers.

The Borrowers’ obligations under the First Lien Badcock Credit Agreement are guaranteed by the Borrowers, the FRG Guarantors and W.S. Badcock (also referred to as the “Badcock Guarantor”) and collectively with the Borrowers and FRG Guarantors, the “Loan Parties”) pursuant to the First Lien Guarantee Agreements (collectively, the “First Lien Guarantee Agreements”), by and among the Loan Parties party thereto and the First Lien Badcock Agent, and are required to be guaranteed by each of the Company’s direct and indirect domestic subsidiaries (other than certain excluded subsidiaries) that may be formed or acquired after the Closing Date. The obligations of the Borrowers under the First Lien Badcock Credit Agreement are secured on a first priority basis by liens on substantially all of the assets of the Badcock Guarantor (the “Badcock Collateral”) and substantially all assets of the Loan Parties, pursuant to certain First Lien Collateral Agreements (collectively, the “First Lien Collateral Agreements”), by and among the Loan Parties party thereto and the First Lien Badcock Agent, and are required to be secured by such assets of each of the Company’s direct and indirect domestic subsidiaries (other than certain excluded subsidiaries) that may be formed or acquired after the Closing Date. The proceeds of the First Lien Badcock Term Loan, together with the proceeds of the Second Lien Badcock Term Loan (as defined below) and certain cash on hand of the Company and its subsidiaries, have been or will be used to consummate the Acquisition, to prepay certain existing indebtedness of the Loan Parties and their subsidiaries, and to pay fees and expenses incurred in connection therewith and with certain related transactions, including the entry into the Credit Agreement Amendments.

The First Lien Badcock Term Loan will mature on November 22, 2023, unless the maturity is accelerated subject to the terms set forth in the First Lien Badcock Credit Agreement. The First Lien Badcock Term Loan will, at the option of the Borrowers, bear interest at either (i) a rate per annum based on Term SOFR for an interest period of one, three or six months (or under certain circumstances, twelve months or less than one month), plus an interest rate margin of 4.75% (each, a “Badcock First Lien SOFR Loan”), or (ii) an alternate base rate determined as provided in the First Lien Credit Agreement, plus an interest rate margin of 3.75% (each, a “Badcock First Lien ABR Loan”), with an effective 1.00% alternate base rate floor. Interest on Badcock First Lien SOFR Loans is payable in arrears at the end of each applicable interest period (and, with respect to an interest period of longer than three months, at three-month intervals during such interest period), and interest on Badcock First Lien ABR Loans is payable in arrears on the last business day of each calendar quarter.

The First Lien Badcock Term Loan will not be subject to amortization payments. The Borrowers are required to prepay the First Lien Badcock Term Loan with 100% of the net cash proceeds of certain customary events, including certain asset sales of Badcock Collateral. Subject to certain exceptions, repayments of the First Lien Badcock Term Loan within six months after the Closing Date in connection with a refinancing to reduce the pricing with respect to the First Lien Term Loan are subject to a prepayment premium of 1.00%. The Borrowers may also be required to pay SOFR breakage and redeployment costs in certain limited circumstances.

The First Lien Badcock Credit Agreement, the First Lien Collateral Agreements and the First Lien Guarantee Agreements collectively include customary affirmative, negative, and financial covenants binding on the Loan Parties, including delivery of financial statements and other reports. The negative covenants limit the ability of the Loan Parties to, among other things, incur debt, incur liens, make investments, sell assets, pay dividends and enter into transactions with affiliates. The financial covenants set forth in the First Lien Badcock Credit Agreement include a maximum total leverage ratio (net of certain cash) and a minimum fixed charge coverage ratio, in each case with respect to the Company and its subsidiaries determined on a consolidated basis, to be tested at the end of each fiscal quarter commencing with the first full fiscal quarter ending after the Closing Date. In addition, the First Lien Badcock Credit Agreement includes customary events of default, the occurrence of which may require the Borrowers to pay an additional 2.00% interest on the First Lien Badcock Term Loan and/or may result in, among other consequences, acceleration of the payment obligations with respect to the First Lien Badcock Term Loan, calling on the guarantees, or exercise of remedies with respect to the collateral.

The foregoing descriptions are subject to, and qualified in their entirety by, the full texts of each of the First Lien Badcock Credit Agreement, each First Lien Collateral Agreement and each First Lien Guarantee Agreement, each of which is incorporated herein by reference to Exhibits 10.9 - 10.13 to this Current Report on Form 8-K, respectively.

Second Lien Badcock Credit Agreement and Second Lien Badcock Term Loan

On the Closing Date the Borrowers entered into a Second Lien Credit Agreement (the “Second Lien Badcock Credit Agreement” and together with the First Lien Badcock Credit Agreement, the “Badcock Credit Agreements”) with the various lenders from time to time party thereto (the “Second Lien Badcock Lenders”) and Alter Domus (US) LLC, as administrative agent and collateral agent (“Second Lien Badcock Agent” and together with the First Lien Badcock Agent, the “Badcock Agents”). The Second Lien Badcock Credit Agreement provides for a $150.0 million senior secured term loan (the “Second Lien Badcock Term Loan” and together with the First Lien Badcock Term Loan, the “Badcock Term Loans”), made by the Second Lien Badcock Lenders to one or more of the Borrowers.

The Borrowers’ obligations under the Second Lien Badcock Credit Agreement are guaranteed by the Borrowers and the other Loan Parties pursuant to the Second Lien Guarantee Agreements (collectively, the “Second Lien Guarantee Agreements”), by and among the Loan Parties party thereto and the Second Lien Badcock Agent, and are required to be guaranteed by each of the Company’s direct and indirect domestic subsidiaries (other than certain excluded subsidiaries) that may be formed or acquired after the Closing Date. The obligations of the Borrowers under the Second Lien Badcock Credit Agreement are secured on a second priority basis by liens on the Badcock Collateral and substantially all assets of the Loan Parties, pursuant to certain Second Lien Collateral Agreements (collectively, the “Second Lien Collateral Agreements”), by and among the Loan Parties party thereto and the Second Lien Badcock Agent, and are required to be secured by such assets of each of the Company’s direct and indirect domestic subsidiaries (other than certain excluded subsidiaries) that may be formed or acquired after the Closing Date. The proceeds of the Second Lien Badcock Term Loan, together with the proceeds of the First Lien Badcock Term Loan and certain cash on hand of the Company and its subsidiaries, have been or will be used to consummate the Acquisition, to prepay certain existing indebtedness of the Loan Parties and their subsidiaries, and to pay fees and expenses incurred in connection therewith and with certain related transactions, including the entry into the Credit Agreement Amendments.

The Second Lien Badcock Term Loan will mature on November 22, 2023, unless the maturity is accelerated subject to the terms set forth in the Second Lien Badcock Credit Agreement. The Second Lien Badcock Term Loan will, at the option of the Borrowers, bear interest at either (i) a rate per annum based on Term SOFR for an interest period of one, three or six months (or under certain circumstances, twelve months or less than one month), plus an interest rate margin of 7.50% (each, a “Second Lien SOFR Loan”), or (ii) an alternate base rate determined as provided in the Second Lien Badcock Credit Agreement, plus an interest rate margin of 6.50% (each, a “Second Lien Badcock ABR Loan”), with an effective 1.00% SOFR floor and a 2.00% alternate base rate floor. Interest on Second Lien Badcock SOFR Loans is payable in arrears at the end of each applicable interest period (and, with respect to an interest period of longer than three months, at three month intervals during such interest period), and interest on Second Lien Badcock ABR Loans is payable in arrears on the last business day of each calendar quarter.

The Second Lien Badcock Term Loan will not be subject to amortization payments. The Borrowers are required to prepay the Second Lien Badcock Term Loan with 100% of the net cash proceeds of certain customary events, including certain asset sales of Badcock Priority Collateral. The Second Lien Badcock Term Loan may be voluntarily prepaid at any time without premium or penalty. The Borrowers may also be required to pay SOFR breakage and redeployment costs in certain limited circumstances.

The Second Lien Badcock Credit Agreement, each Second Lien Collateral Agreement and each Second Lien Guarantee Agreement collectively include customary affirmative, negative, and financial covenants binding on the Loan Parties, including delivery of financial statements and other reports. The negative covenants limit the ability of the Loan Parties to, among other things, incur debt, incur liens, make investments, sell assets, pay dividends and enter into transactions with affiliates. The financial covenants set forth in the Second Lien Credit Agreement include a maximum total leverage ratio (net of certain cash) and a minimum fixed charge coverage ratio, in each case with respect to the Company and its subsidiaries determined on a consolidated basis, to be tested at the end of each fiscal quarter commencing with the first full fiscal quarter ending after the Closing Date. In addition, the Second Lien Credit Agreement includes customary events of default, the occurrence of which may require the Borrowers to pay an additional 2.00% interest on the Second Lien Badcock Term Loan and/or may result in, among other consequences, acceleration of the payment obligations with respect to the Second Lien Badcock Term Loan, calling on the guarantees, or exercise of remedies with respect to the collateral.

The foregoing descriptions are subject to, and qualified in their entirety by, the full texts of each of the Second Lien Credit Agreement, the Second Lien Collateral Agreement and the Second Lien Guarantee Agreement, each of which is incorporated herein by reference to Exhibits 10.14 - 10.18 to this Current Report on Form 8-K, respectively.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, those that contain, or are identified by, words such as “outlook”, “guidance”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “could” or the negative version of these words or other comparable words. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact, including the Company’s expectations regarding its financial condition, statements relating to the Acquisition and the financing transactions described herein, anticipated benefits resulting from the Acquisition, estimates regarding expected W.S. Badcock systemwide revenue, Company revenue and Adjusted EBITDA and expectations of the Company’s revenue and Adjusted EBITDA in the future, the performance of W.S. Badcock and the success of W.S. Badcock’s strategic growth plans following the consummation of the Acquisition and the financing transactions described herein, which are subject to various significant risks and uncertainties, many of which are outside of the control of the Company and the effects of the coronavirus (COVID-19) pandemic and/or any supply chain disruptions on economic conditions and the industry in general and the financial position and operating results of the Company. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. Additional factors that could cause actual results to differ materially from forward-looking statements include, among others, the effect of the announcement of the Acquisition and/or the financing transactions described herein on the ability of the Company and W.S. Badcock to retain and hire key personnel and maintain relationships with their franchisees, dealers, customers, suppliers, partners and others with whom they do business, or on their respective operating results and business generally; risks associated with the diversion of management’s attention from ongoing business operations due to the Acquisition and/or the financing transactions described herein; legal proceedings related to the Acquisition and/or the financing transactions described herein; costs, charges or expenses resulting from the Acquisition and/or the financing transactions described herein; growth of the dealer base at W.S. Badcock; the strength of the economy; changes in the overall level of consumer spending; the performance of the products and services of the Company and W.S. Badcock within the prevailing retail or other business environments; implementation of the strategy of the Company and W.S. Badcock; maintaining appropriate levels of inventory; or changes in tax policy. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov, including the risk factors described in this report. All of the forward-looking statements made in this report are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this report. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the terms of the Existing Credit Agreement Amendments and the Badcock Credit Agreements set forth above in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On November 22, 2021, the Company issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In connection with the execution of the Purchase Agreement and the consummation of the Acquisition, the Company sets forth the following information to supplement the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020. The following risk factors should be read in conjunction with the risk factors described in such Annual Report on Form 10-K.

The ownership of significant amounts of real estate exposes W.S. Badcock and us to possible liabilities incidental to such ownership.

W.S. Badcock owns the land and buildings for 38 of its 383 stores, as well as for its three distribution centers and its headquarters. Accordingly, W.S. Badcock is subject to all of the risks associated with owning real estate. In particular, the value of W.S. Badcock’s real estate assets could decrease, and the operating costs for such real estate could increase, because of changes in the investment climate for real estate, demographic trends and, in the case of its store locations, supply or demand for the use of such stores, which may result from competition from similar stores in the area. Additionally, W.S. Badcock is subject to potential liability for environmental conditions on the property that it owns. In the case of owned stores, if any such store is not profitable, and the Company decides to close it, the Company may be required to record an impairment charge and/or exit costs associated with the disposal of such store.

The Company’s failure to operate W.S. Badcock’s dealer network in a manner which remains outside the purview of federal and state franchise laws may adversely affect its and our business, prospects, results of operations, financial condition and cash flows.

As operated now, W.S. Badcock’s dealer program is not a franchise subject to franchise laws and regulations enacted by a number of states and rules promulgated by the U.S. Federal Trade Commission (collectively, the “Franchise Laws”). However, if the relationship between W.S. Badcock and its dealers should be deemed to constitute a franchise under the Franchise Laws or otherwise violate one or more of the Franchise Laws, W.S. Badcock’s and our operations could be negatively affected including requiring W.S. Badcock to incur substantial additional costs which could adversely affect its and our business, prospects, results of operations, financial condition and cash flows. Additionally, W.S. Badcock could face the prospect that discontented dealers could use such violations as the basis for seeking to terminate its dealership agreement or to initiate claims against W.S. Badcock for alleged prior failure to comply with the Franchise Laws. W.S. Badcock may also face enforcement actions by the U.S. Federal Trade Commission and state governmental agencies, which may seek fines and other remedies available to these agencies under such Franchise Laws. If W.S. Badcock’s dealer program were determined to be a franchise subject to the Franchise Laws, as a franchisor, W.S. Badcock would be more susceptible to the risk of adverse legislation or regulations being enacted in the future and we cannot predict how existing or future laws or regulations will be administered or interpreted. Additionally, we cannot predict the amount of future expenditures that may be required in order to comply with any such laws or regulations. Companies that operate franchise systems may be subject to claims arising out of violations of laws and regulations at their franchised locations, including, without limitation, for allegedly being a joint employer with a franchisee. Litigation may lead to a decline in the sales and operating results of W.S. Badcock’s stores and divert management resources regardless of whether the allegations in such litigation are valid or whether W.S. Badcock is liable.

Operational and other failures by dealers may adversely impact W.S. Badcock’s and our business, prospects, results of operations, financial condition and cash flows.

Qualified dealers who conform to W.S. Badcock’s standards and requirements are important to the overall success of its business. W.S. Badcock’s dealers, however, are independent businesses and not employees, and consequently W.S. Badcock cannot and does not control such dealers to the same extent as W.S. Badcock’s company-operated stores. W.S. Badcock’s dealers may fail in key areas, or experience significant business or financial difficulties, which could slow W.S. Badcock’s and our growth, reduce our W.S. Badcock’s revenues, damage W.S. Badcock’s reputation, expose W.S. Badcock and us to regulatory enforcement actions or private litigation and/or cause W.S. Badcock and us to incur additional costs. If W.S. Badcock’s dealers experience business or financial difficulties, including, for example, in connection with the COVID-19 pandemic, we could suffer a loss of revenues and profits derived from sales of merchandise to dealers, and could suffer write-downs of outstanding receivables those dealers owe W.S. Badcock if such dealers fail to make those payments. If we fail to adequately mitigate any such future losses, W.S. Badcock and our business, prospects, results of operations, financial condition and cash flows could be adversely impacted.

W.S. Badcock’s industry is highly regulated. Existing and new laws and regulations could have a material adverse effect on W.S. Badcock and adversely affect W.S. Badcock’s and our business, prospects, results of operations, financial condition and cash flows and failure to comply with these laws and regulations could subject W.S. Badcock and us to various fines, civil penalties and other relief.

W.S. Badcock’s business is subject to extensive regulation, supervision and licensing under various federal, state, and local statutes, ordinances, regulations, rules and guidance. We must comply with federal laws, such as The Truth In Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Fair Credit Reporting Act, The Gramm-Leach-Bliley Act and Regulation P, and Title X of the Dodd-Frank Act, among others. In addition, the Consumer Financial Protection Bureau (the “CFPB”) has regulatory and enforcement powers over providers of consumer financial products and services under many federal consumer protection laws and regulations. Included in the CFPB’s authority is the power to prohibit unfair, deceptive or abusive acts or practices (“UDAAP”) and to investigate and penalize financial institutions. In addition to assessing financial penalties, the CFPB can require remediation of practices, pursue administrative proceedings or litigation and obtain cease and desist orders (which can include orders for restitution or rescission or reformation of contracts). Also, if a company has violated Title X of the Dodd-Frank Act or related CFPB regulations, the Dodd-Frank Act empowers state attorneys general and state regulators to bring civil actions to remedy violations. In addition, state attorneys generals and/or other state regulators have the authority to prohibit unfair and deceptive acts and practices under state law (“UDAP”), as well as a wide variety of state consumer protection laws and regulations. If the CFPB or state attorneys general or state regulators believe that W.S. Badcock has violated any laws or regulations, they could exercise their enforcement powers which could adversely affect W.S. Badcock’s and our business, prospects, results of operations, financial condition and cash flows.

Accordingly, regulatory requirements, and the actions W.S. Badcock must take to comply with regulations, vary considerably by jurisdiction. Managing this complex regulatory environment requires considerable compliance efforts. It is costly to operate in this environment, and it is possible that those costs will increase materially over time. This complexity also increases the risks that W.S. Badcock will fail to comply with regulations which could adversely affect W.S. Badcock’s and our business, prospects, results of operations, financial condition and cash flows. These regulations affect W.S. Badcock’s business in many ways, and include regulations relating to:

•	the terms of consumer loans (such as interest rates, finance and other charges, fees, durations, repayment terms, maximum loan amounts, renewals and extensions and repayment plans), the number and frequency of loans and reporting and use of state-wide databases;

•	underwriting requirements;

•	collection and servicing activity, including initiation of payments from consumer accounts;

•	licensing, reporting and document retention;

•	unfair, deceptive and abusive acts and practices and discrimination;

•	disclosures, notices, advertising and marketing;

•	requirements governing electronic payments, transactions, signatures and disclosures;

•	privacy and use of personally identifiable information and consumer data, including credit reports; and

•	posting of fees and charges.

There are a range of penalties that governmental entities could impose if W.S. Badcock fails to comply with the various laws and regulations that apply to its business, including:

●	ordering corrective actions, including changes to compliance systems, product terms and other business operations;
●	imposing fines or other monetary penalties, which could be substantial;
●	ordering restitution, damages or other amounts to customers, including multiples of the amounts charged;
●	requiring disgorgement of revenues or profits from certain activities;
●	imposing cease and desist orders, including orders requiring affirmative relief, targeting specific business activities;
●	subjecting W.S. Badcock’s operations to monitoring or additional regulatory examinations during a remediation period;
●	revoking licenses required to operate in particular jurisdictions; and/or
●	ordering the closure of one or more stores.

Accordingly, if W.S. Badcock fails to comply with applicable laws and regulations, it could adversely affect W.S. Badcock’s and our business, prospects, results of operations, financial condition and cash flows.

Certain judicial or regulatory decisions may restrict or eliminate the enforceability of certain types of contractual provisions, such as mandatory arbitration clauses.

To attempt to limit costly and lengthy consumer and other litigation, including class actions, and to provide a streamlined, faster and less expensive method of dispute resolution, W.S. Badcock requires customers to sign arbitration agreements and class action waivers, many of which offer opt-out provisions. Recent judicial and regulatory actions have attempted to restrict or eliminate the enforceability of such agreements and waivers. If W.S. Badcock is not permitted to use arbitration agreements and/or class action waivers, or if the enforceability of such agreements and waivers is restricted or eliminated, W.S. Badcock and, as a result thereof, the Company, could incur increased costs to resolve legal actions brought by customers and others as W.S. Badcock would be forced to participate in more expensive and lengthy dispute resolution processes, including class actions.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The financial statements required by this item with respect to the Acquisition will be filed as soon as practicable, and in any event not later than 71 days after the date upon which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item with respect to the Acquisition will be filed as soon as practicable, and in any event not later than 71 days after the date upon which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of November 22, 2021, by and among Franchise Group Newco BHF, LLC, W.S. Badcock Corporation, the shareholders set forth on Annex I thereto, and William K. Pou, Jr.*

10.1	First Amendment to First Lien Credit Agreement by and among Franchise Group, Inc., Franchise Group Newco PSP, LLC, Valor Acquisition, LLC, Franchise Group Newco Intermediate AF, LLC, the other loan parties party thereto from time to time, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent.

10.2	First Amendment to Second Lien Credit Agreement by and among Franchise Group, Inc., Franchise Group Newco PSP, LLC, Valor Acquisition, LLC, Franchise Group Newco Intermediate AF, LLC, the other loan parties party thereto from time to time, and Alter Domus (US) LLC, as Administrative Agent and Collateral Agent.

10.3	First Amendment to Third Amended and Restated Loan and Security Agreement, by and among Franchise Group, Inc., Franchise Group Newco PSP, LLC, Valor Acquisition, LLC, Franchise Group Newco Intermediate AF, LLC, the other loan parties party thereto from time to time, and JPMorgan Chase Bank, N.A., as Agent.

10.4	Amended and Restated Intercreditor Agreement, dated as of November 22, 2021, by and among JPMorgan Chase Bank, N.A. as ABL Representative, JPMorgan Chase Bank N.A. as Initial First Lien Term Loan Representative, Alter Domus (US) LLC as Initial Second Lien Term Loan Representative, JPMorgan Chase Bank, N.A. as BDK First Lien Term Loan Representative and Alter Domus (US) LLC as BDK Second Lien Term Loan Representative.

10.5	First Lien Pari Passu Intercreditor Agreement, dated as of November 22, 2021, by and among JPMorgan Chase Bank, N.A. as Initial FRG Representative and Initial FRG Collateral Agent and JPMorgan Chase Bank, N.A. as BDK Representative and BDK Collateral Agent.

10.6	Second Lien Pari Passu Intercreditor Agreement, dated as of November 22, 2021, by and among Alter Domus (US) LLC, as Initial FRG Representative and Initial FRG Collateral Agent and Alter Domus (US) LLC, as BDK Representative and BDK Collateral Agent.

10.7	Amended and Restated 1L/2L Intercreditor Agreement, dated as of November 22, 2021, by and among JPMorgan Chase Bank, N.A., as the Initial First Lien Representative and the Initial First Lien Collateral Agent for the First Lien Claimholders, Alter Domus (US) LLC, as the Initial Second Lien Representative and the Initial Second Lien Collateral Agent for the Second Lien Claimholders, JPMorgan Chase Bank, N.A. as the BDK First Lien Representative and the BDK First Lien Collateral Agent and Alter Domus (US) LLC as the BDK Second Lien Representative and the BDK Second Lien Collateral Agent.

10.8	Four Lien Intercreditor Agreement, dated as of November 22, 2021, by and among JPMorgan Chase Bank, N.A., as First Lien Representative and the First Lien Collateral Agent for the First Lien Claimholders, Alter Domus (US) LLC, as the Second Lien Representative and the Second Lien Collateral Agent for the Second Lien Claimholders, JPMorgan Chase Bank, N.A. as Third Lien Representative and the Third Lien Collateral Agent for the Third Lien Claimholders, and Alter Domus (US) LLC, as Fourth Lien Representative and Fourth Lien Collateral Agent for the Fourth Lien Claimholders

10.9	First Lien Credit Agreement, dated as of November 22, 2021, by and among Franchise Group, Inc., Franchise Group Newco PSP, LLC, Valor Acquisition, LLC, Franchise Group Newco Intermediate AF, LLC, the lenders party thereto from time to time, and JPMorgan Chase Bank, NA., as Administrative Agent and Collateral Agent.

10.10	First Lien Collateral Agreement, dated as of November 22, 2021, by and among Franchise Group, Inc., Franchise Group Newco PSP, LLC, Valor Acquisition, LLC, Franchise Group Newco Intermediate AF, LLC, the other grantors party thereto from time to time, and JPMorgan Chase Bank, N.A. as Collateral Agent.

10.11	First Lien Collateral Agreement, dated as of November 22, 2021, by and among W. S. Badcock Corporation and JPMorgan Chase Bank, N.A. as Collateral Agent

10.12	First Lien Guarantee Agreement, dated as of November 22, 2021, by and among Franchise Group, Inc., Franchise Group Newco PSP, LLC, Valor Acquisition, LLC, Franchise Group Newco Intermediate AF, LLC, the other guarantors party thereto from time to time, and JPMorgan Chase Bank, N.A. as Administrative Agent.

10.13	First Lien Guarantee Agreement, dated as of November 22, 2021, by and among W.S. Badcock Corporation, the other guarantors party thereto from time to time, and JPMorgan Chase Bank, N.A. as Administrative Agent.

10.14	Second Lien Credit Agreement, dated as of November 22, 2021, by and among Franchise Group, Inc., Franchise Group Newco PSP, LLC, Valor Acquisition, LLC, Franchise Group Newco Intermediate AF, LLC, the lenders party thereto from time to time, and Alter Domus (US) LLC, as Administrative Agent and Collateral Agent.

10.15	Second Lien Collateral Agreement, dated as of November 22, 2021, by and among Franchise Group, Inc., Franchise Group Newco PSP, LLC, Valor Acquisition, LLC, Franchise Group Newco Intermediate AF, LLC, the other grantors party thereto from time to time, and Alter Domus (US) LLC, as Collateral Agent.

10.16	Second Lien Collateral Agreement, dated as of November 22, 2021, by and among W. S. Badcock Corporation and Alter Domus (US) LLC, as Collateral Agent.

10.17	Second Lien Guarantee Agreement, dated as of November 22, 2021, by and among Franchise Group, Inc., Franchise Group Newco PSP, LLC, Valor Acquisition, LLC, Franchise Group Newco Intermediate AF, LLC, the other guarantors party thereto from time to time, and Alter Domus (US) LLC, as Administrative Agent.

10.18	Second Lien Guarantee Agreement, dated as of November 22, 2021, by and among W.S. Badcock Corporation, the other guarantors party thereto from time to time, and Alter Domus (US) LLC, as Administrative Agent.

99.1	Press Release, dated November 22, 2021.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

* All disclosure schedules and exhibits to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted disclosure schedules to the SEC upon request by the SEC; provided, however, that the Company reserves the right to request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCHISE GROUP, INC.

Date: November 24, 2021	By:	/s/ Eric Seeton
Eric Seeton
Chief Financial Officer